SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

July 16, 2008
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Date of Earliest Reported Event

AMEN PROPERTIES, INC.
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(Exact name of registrant as specified in its Charter)

Delaware
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(State or other jurisdiction of incorporation)

000-22847
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(Commission File Number)

54-1831588
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(IRS Employer Identification No.)

303 W. Wall Street, Suite 2300
Midland, Texas 79701
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(Address of principal executive offices) (Zip Code)

(432) 684-3821
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(Registrant's telephone number, including area code)

NA

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(Former Name or Former Address, if Changed Since Last Report)

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

FORM 8-K

Item 1.01 – Entry Into a Material Definitive Agreement

On July 16, 2008, W Power and Light, LLC (“W Power”), a wholly-owned subsidiary of Amen Properties,   entered into an Asset Purchase Agreement (the “Agreement”) with Green Mountain Energy Company (“Green Mountain”) whereby Green Mountain purchased all but a few of the retail electricity customer agreements of W Power.  This agreement was executed as part of the plan to discontinue the operations of W Power, as disclosed in the 8-K filed on July 10, 2008.

Under the terms of the agreement, the parties will cooperate to transfer the acquired residential and commercial customers to Green Mountain within five business days after the closing date.  W Power’s few remaining customers will find service with another retail electricity provider.  At closing, W Power paid a mark-to-market payment to Green Mountain of $190,762 for the purpose of covering the expected excess energy-related costs that Green Mountain will incur to provide electricity service to certain fixed price customers for the term of those customer agreements.

The description herein of the material terms of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Exhibits.

Title	Exhibit No.

Asset Purchase Agreement between W Power and Light, LLC and Green Mountain Energy Company, dated as of July 15, 2008	10.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEN Properties, Inc. (Registrant)
Date: July 21, 2008	By: /s/ Jon M Morgan Jon M Morgan, Chief Executive Officer (Signature)